Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2006 RESULTS

-First Quarter 2006 Pro Forma Net Revenue and Pro Forma EBITDA as Adjusted

Increase 7% and 17% Respectively, Exceeding High End of Guidance-

SANTA MONICA, CALIFORNIA, May 4, 2006 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2006.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 8. Unaudited financial highlights are as follows:

	Three Months Ended March 31,
	2006	2005	% Change
Net revenue	$59,919	$57,155	5%
Operating expenses (1)	41,495	40,011	4%
Corporate expenses (2)	4,907	4,366	12%

Broadcast cash flow (3)	19,259	17,182	12%
EBITDA as adjusted (3)	15,027	13,035	15%

Free cash flow (4)	$1,812	$1,774	2%
Free cash flow per share, basic and diluted (4)	$0.02	$0.01	100%

Net income (loss)	$12,119	$(4,485)	NM

Net income (loss) per share applicable to common stockholders, basic and diluted	$0.11	$(0.04)	NM

Weighted average common shares outstanding, basic	109,502,311	124,208,936
Weighted average common shares outstanding, diluted	109,507,016	124,208,936

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $835 thousand and $38 thousand of non-cash stock-based compensation for the three-month periods ended March 31, 2006 and 2005, respectively. Operating expenses do not include corporate expenses, depreciation and amortization and gain (loss) on sale of assets.

(2)	Corporate expenses include $675 thousand and $219 thousand of non-cash stock-based compensation for the three-month periods ended March 31, 2006 and 2005, respectively.

(3)	Broadcast cash flow means operating income (loss) before corporate expenses, gain (loss) on sale of assets, depreciation and amortization and non-cash stock-based compensation included in operating expenses. EBITDA as adjusted means operating income (loss) before gain (loss) on sale of assets, depreciation and amortization and non-cash stock-based compensation included in operating and corporate expenses. The Company uses the term EBITDA as adjusted because that measure does not include non-cash stock-based compensation and gain (loss) on sale of assets. The Company evaluates and projects the liquidity and cash flows of its business using several measures, including broadcast cash flow and EBITDA as adjusted. The Company considers these measures as important indicators of liquidity relating to its operations, as they eliminate the effects of non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, and non-cash stock-based compensation. The Company uses these measures to evaluate liquidity and cash flow change from year to year as they eliminate non-cash expense items. The Company believes that these measures may provide a more comparable measure of the Company’s liquidity to that of its competitors.

While the Company and many in the financial community consider broadcast cash flow and EBITDA as adjusted to be important, they should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. In addition, the Company’s definitions of broadcast cash flow and EBITDA as adjusted differ from those of many companies reporting similarly named measures.

(4)	Free cash flow is defined as EBITDA as adjusted less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is

Entravision Communications

defined as interest expense less non-cash interest expense relating to amortization of debt finance costs less interest income less the change in the fair value of our interest rate swaps. The Company uses net interest expense instead of actual cash paid for interest in the free cash flow calculation so that quarterly results are comparable as the Company made two bond interest payments in 2005. Free cash flow per share is defined as free cash flow divided by the diluted weighted average common shares outstanding.

Commenting on the Company’s first quarter earnings results, Walter Ulloa, Chairman and Chief Executive Officer, said, “We entered 2006 with continued healthy momentum across our businesses. In the first quarter, we delivered impressive top line growth across our diversified asset base as we capitalized on our unique position within the nation’s fastest-growing Hispanic markets. Leveraging our strong ratings and national footprint, we are determined to increase our share of national and local advertising dollars, while continuing to improve our operating fundamentals. In the year ahead, we are focused on execution, sound operating discipline and prudent investment in our businesses. In addition, we will continue to evaluate our asset base, while allocating our capital to those markets that offer the highest growth potential, with the goal of maximizing returns for our shareholders.”

Financial Results

Three Months Ended March 31, 2006 Compared to Three Months Ended March 31, 2005 (Unaudited)

	Three Months Ended March 31,
	2006	2005	% Change
Net revenue	$59,919	$57,155	5%
Operating expenses (1)	41,495	40,011	4%
Corporate expenses (1)	4,907	4,366	12%
Gain on sale of assets	(19,308)	—	NM
Depreciation and amortization	11,023	11,431	(4)%

Operating income	21,802	1,347	NM
Interest expense, net	(1,829)	(8,033)	(77)%

Income (loss) before income taxes	19,973	(6,686)	NM
Income tax (expense) benefit	(7,661)	2,362	NM

Net income (loss) before equity in net loss of nonconsolidated affiliates	12,312	(4,324)	NM
Equity in net loss of nonconsolidated affiliates	(193)	(161)	20%

Net income (loss)	$12,119	$(4,485)	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $59.9 million for the three-month period ended March 31, 2006 from $57.2 million for the three-month period ended March 31, 2005, an increase of $2.7 million. Excluding the net revenue contributed during the first quarter of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, net revenue would have increased by $4.0 million during the three-month period ended March 31, 2006. Of the overall increase, $3.3 million came from our television segment. The increase from this segment was primarily attributable to an increase in both local and national advertising sales, primarily attributable to an increase in advertising rates. Excluding the net revenue contributed during the first quarter of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, net revenue in our radio segment would have increased by $0.6 million during the three-month period ended March 31, 2006. The increase from this segment was primarily attributable to an increase in advertising rates, as well as revenue associated with radio stations KDLD-FM/KDLE-FM, which we began operating in the second quarter of 2005. The remaining $0.1 million of the overall increase came from our outdoor segment and was primarily attributable to revenue associated with the expansion of our outdoor division in Sacramento, as well as an increase in local advertising sales, partially offset by a reduction in national advertising sales.

Entravision Communications

Company operating expenses increased to $41.5 million for the three-month period ended March 31, 2006 from $40.0 million for the three-month period ended March 31, 2005, an increase of $1.5 million, or 4%. Excluding the operating expenses incurred during the first quarter of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, operating expenses would have increased $2.5 million, or 7%. Excluding expenses associated with non-cash stock-based compensation of $0.8 million, operating expenses increased to $40.7 million for the three-month period ended March 31, 2006 from $39.0 million for the three-month period ended March 31, 2005, an increase of $1.7 million, or 4%. Of the overall increase, $0.8 million came from our television segment. The increase from this segment was primarily attributable to an increase in commissions and other sales-related expenses associated with the increase in net revenue, salaries and expenses associated with the Fox station in Matamoros, partially offset by a reduction in JSA expenses. Additionally, $0.6 million of the increase was from the radio segment, primarily attributable to expenses associated with radio station KDLD-FM/KDLE-FM, as well as an increase in sales related expenses and salaries. The remaining $0.3 million of the overall increase came from our outdoor segment and was primarily attributable to increased leasing expense and expenses associated with the expansion of our outdoor division in Sacramento.

Corporate expenses increased to $4.9 million for the three-month period ended March 31, 2006 from $4.4 million for the three-month period ended March 31, 2005, an increase of $0.5 million. The increase was primarily attributable to increased non-cash stock-based compensation. Excluding non-cash stock-based compensation of $0.7 million and $0.2 million for the three-month periods ended March 31, 2006 and 2005, respectively, corporate expenses increased to $4.2 million for the three-month period ended March 31, 2006 from $4.1 million for the three-month period ended March 31, 2005, an increase of $0.1 million. The increase of $0.1 million was primarily attributable to increased expenses, primarily higher wages and expenses associated with our compliance with the Sarbanes-Oxley Act of 2002, including internal controls.

Pro Forma Segment Results

With the sale of the Company’s radio assets in the San Francisco/San Jose market in the first quarter of 2006, the Company no longer has any remaining broadcasting operations in that market. As a result, the Company has elected to present its segment information on a pro forma basis by eliminating its broadcasting results from that market in both of the periods presented so that the comparisons between the periods will be meaningful. The Company believes that pro forma presentation is appropriate and useful to investors when the Company exits an entire market or enters a new market. A table reconciling each forma measure to its most directly comparable GAAP financial measure is included beginning on page 10.

Entravision Communications

The following is the Company’s selected unaudited pro forma segment information for the first quarter of 2006 and 2005:

	Three Months Ended March 31,
	2006	2005	% Change
Net Revenue
Television	$34,038	$30,760	11%
Radio	19,156	18,557	3%
Outdoor	6,725	6,621	2%

Total	$59,919	$55,938	7%

Operating Expenses (1)
Television	$20,700	$19,122	8%
Radio	13,671	13,047	5%
Outdoor	7,124	6,785	5%

Total	$41,495	$38,954	7%

Corporate Expenses (1)	$4,907	$4,366	12%

Broadcast Cash Flow (1)
Television	$14,122	$11,676	21%
Radio	5,536	5,510	0%
Outdoor	(399)	(164)	143%

Total	$19,259	$17,022	13%
EBITDA as adjusted (1)	$15,027	$12,875	17%

(1)	Operating expenses, corporate expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended March 31,
	2006	2005	% Change
Net Revenue
Television	$34,038	$30,760	11%
Radio	19,156	19,774	(3)%
Outdoor	6,725	6,621	2%

Total	$59,919	$57,155	5%
Operating Expenses (1)
Television	$20,700	$19,122	8%
Radio	13,671	14,104	(3)%
Outdoor	7,124	6,785	5%

Total	$41,495	$40,011	4%

Corporate Expenses (1)	$4,907	$4,366	12%

Broadcast Cash Flow (1)
Television	$14,122	$11,676	21%
Radio	5,536	5,670	(2)%
Outdoor	(399)	(164)	143%

Total	$19,259	$17,182	12%
EBITDA as adjusted (1)	$15,027	$13,035	15%

(1)	Operating expenses, corporate expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Guidance

The following is the Company’s guidance for the second quarter of 2006. Guidance constitutes a “forward-looking statement.” Please see below regarding statements that are forward-looking.

With the sale of the Company’s radio assets in the San Francisco/San Jose market in the first quarter of 2006, the Company no longer has any remaining broadcasting operations in that market. As a result, in accordance with Company policy, the Company has elected to present its guidance on a pro forma basis by eliminating its broadcasting results from that market for the prior period so that the comparison between the periods will be meaningful. The amounts excluded from net revenue and operating expenses for the second quarter of 2005 were $1,948,000 and $1,219,000, respectively.

Beginning in 2006, corporate expenses include non-cash stock-based compensation to comply with Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2005), “Share-Based Payment” (“SFAS 123R”). The Company expects approximately $150,000 in corporate expenses related to stock option compensation in the second quarter of 2006.

For the second quarter of 2006, the Company expects net revenues to increase by mid to high single digit percentages and operating expenses to increase by mid single digit percentages as compared to the second quarter of 2005. Excluding non-cash stock-based compensation, corporate expenses are expected to be flat compared to the second quarter of 2005.

Entravision Communications

Entravision Communications Corporation will hold a conference call to discuss its 2006 first quarter results on May 4, 2006 at 1 p.m. Eastern Standard Time. To access the conference call, please dial 212-271-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach approximately 75% of Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 52 owned and operated radio stations. The company’s outdoor operations consist of approximately 10,600 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
John DeLorenzo	Mike Smargiassi / Jonathan Lesko
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Net revenue (including related parties of $150 and $150)	$59,919	$57,155

Expenses:
Direct operating expenses (including related parties of $2,453 and $2,355) (including non-cash stock-based compensation of $60 and $0)	28,657	27,305
Selling, general and administrative expenses (including non-cash stock-based compensation of $775 and $38)	12,838	12,706
Corporate expenses (including non-cash stock-based compensation of $675 and $219)	4,907	4,366
Gain on sale of assets	(19,308)	—
Depreciation and amortization (includes direct operating of $9,764 and $9,992; selling, general and administrative of $1,052 and $1,198; and corporate of $207 and $241) (including related parties of $580 and $580)	11,023	11,431

	38,117	55,808

Operating income	21,802	1,347
Interest expense (including related parties of $87 and $102)	(2,493)	(8,181)
Interest income	664	148

Income (loss) before income taxes	19,973	(6,686)
Income tax (expense) benefit	(7,661)	2,362

Income (loss) before equity in net loss of nonconsolidated affiliates	12,312	(4,324)
Equity in net loss of nonconsolidated affiliates (including non-cash stock-based compensation of $116 and $35)	(193)	(161)

Net income (loss) applicable to common stockholders	$12,119	$(4,485)

Basic and diluted earnings per share:
Net income (loss) per share applicable to common stockholders, basic and diluted	$0.11	$(0.04)

Weighted average common shares outstanding, basic	109,502,311	124,208,936

Weighted average common shares outstanding, diluted	109,507,016	124,208,936

Entravision Communications

Entravision Communications Corporation

Reconciliation of Broadcast Cash Flow, EBITDA as Adjusted and

Free Cash Flow to Net Income (Loss)

(Unaudited; in thousands)

The most directly comparable GAAP financial measure to each of broadcast cash flow, EBITDA as adjusted and free cash flow is net income (loss). A reconciliation of these non-GAAP measures to net income (loss) for each of the periods presented is as follows:

	Three Months Ended March 31,
	2006	2005
Broadcast cash flow (1)	$19,259	$17,182
Corporate expenses, excluding non-cash stock-based compensation of $675 and $219	4,232	4,147

EBITDA as adjusted (1)	15,027	13,035

Gain on sale of assets	(19,038)	—
Non-cash stock-based compensation included in direct operating expenses	60	—
Non-cash stock-based compensation included in selling, general and administrative expenses	775	38
Non-cash stock-based compensation included in corporate expenses	675	219
Depreciation and amortization	11,023	11,431

Operating income	21,802	1,347
Interest expense	(2,493)	(8,181)
Interest income	664	148

Income (loss) before income taxes	19,973	(6,686)
Income tax (expense) benefit	(7,661)	2,362

Net income (loss) before equity in net loss of nonconsolidated affiliates	12,312	(4,324)
Equity in net loss of nonconsolidated affiliates	(193)	(161)

Net income (loss)	$12,119	$(4,485)

(1)	Broadcast cash flow and EBITDA as adjusted are defined on page 1.

Entravision Communications

	Three Months Ended March 31,
	2006	2005
EBITDA as adjusted (1)	$15,027	$13,035
Net interest expense (1)	7,103	7,435
Cash paid for income taxes	408	490
Capital expenditures (2)	5,704	3,336

Free cash flow (1)	1,812	1,774

Capital expenditures (2)	5,704	3,336
Non-cash interest expense relating to amortization of debt finance costs and interest rate swap agreements	5,274	(598)
Non-cash income tax (expense) benefit	(7,253)	2,852
Gain on sale of assets	19,308	—
Non-cash stock-based compensation included in direct operating expenses	(60)	—
Non-cash stock-based compensation included in selling, general and administrative expenses	(775)	(38)
Non-cash stock-based compensation included in corporate expenses	(675)	(219)
Depreciation and amortization	(11,023)	(11,431)

Net income (loss) before equity in net loss of nonconsolidated affiliates	12,312	(4,324)
Equity in net loss of nonconsolidated affiliates	(193)	(161)

Net income (loss)	$12,119	$(4,485)

(1)	EBITDA as adjusted, net interest expense and free cash flow are defined on page 1.

(2)	Capital expenditures is not part of the consolidated statement of operations.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Pro Forma Net Revenue to Net Revenue

(In thousands)

(Unaudited)

The following table reconciles each of the pro forma measures used in this press release – radio net revenue, total net revenue, radio operating expenses, total operating expenses, radio broadcast cash flow, total broadcast cash flow and EBITDA as adjusted – to its respective GAAP financial measure. The reconciliation of each of broadcast cash flow and EBITDA as adjusted to net income is set forth above.

	Three Months Ended March 31,
	2006	2005
Radio net revenue	$19,156	$19,774
Less: San Francisco/San Jose market	—	(1,217)

Pro forma radio net revenue	$19,156	$18,557

Total net revenue	$59,919	$57,155
Less: San Francisco/San Jose market	—	(1,217)

Pro forma total net revenue	$59,919	$55,938

Radio operating expenses (1)	$13,671	$14,104
Less: San Francisco/San Jose market	—	(1,057)

Pro forma radio operating expenses (1)	$13,671	$13,047

Total operating expenses (1)	$41,495	$40,011
Less: San Francisco/San Jose market	—	(1,057)

Pro forma total operating expenses (1)	$41,495	$38,954

Radio broadcast cash flow (1)	$5,536	$5,670
Less: San Francisco/San Jose market	—	(160)

Pro forma radio broadcast cash flow (1)	$5,536	$5,510

Total broadcast cash flow (1)	$19,259	$17,182
Less: San Francisco/San Jose market	—	(160)

Pro forma total broadcast cash flow (1)	$19,259	$17,022

EBITDA as adjusted (1)	$15,027	$13,035
Less: San Francisco/San Jose market	—	(160)

Pro forma EBITDA as adjusted (1)	$15,027	$12,875

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.